EXHIBIT 99.1

Yun Yen, MD, PhD and Winson (Sze Chun) Ho, MD Join Lixte Biotechnology’s Board of Directors

EAST SETAUKET, NY — (August 8, 2018) - Lixte Biotechnology Holdings, Inc. (OTCQB: LIXT) announced today the appointments of two new members to the Board of Directors of Lixte: Yun Yen, MD, PhD and Winson (Sze Chun) Ho, MD.

Yun Yen, M.D. Ph.D. F.A.C.P. is a physician, scientist, innovator, and philanthropist. He is widely regarded as an expert in ribonucleotide reductase, a critical target in cancer therapy and diagnostics. He is President Emeritus of Taipei Medical University (TMU) and Chair Professor of the Ph.D. Program for Cancer Biology and Drug Discovery. Prior to TMU, Dr. Yen was the Allen and Lee Chao Endowed Chair in Developmental Cancer Therapeutics, Chair of Molecular Pharmacology Department, Associate Director for Translational Research, and Co-Director of Developmental Cancer Therapeutics Program at the City of Hope NCI-designated Comprehensive Cancer Center, Duarte CA. He has published more than 300 peer-reviewed articles, holds over 60 patents, and has commercialized multiple methodologies involving nanoparticles, small and large molecule drugs, biomarkers, stem cells, and medical devices. Dr. Yen also founded philanthropic organizations aimed at serving the global cancer community and holds membership in numerous professional societies. He serves on the boards of Fulgent Genetics and Tanvex BioPharma Inc.

Winson Ho, M.D. is presently a pediatric neurosurgery fellow at the University of Utah School of Medicine. After receiving his MD from Yale University School of Medicine, he had four years of training in Neurosurgery at the University of Virginia, Charlottesville, VA. Prior to his final year as chief resident at UVA, Dr. Ho spent three years doing molecular pharmacologic research on methods to enhance the efficacy of cancer therapy as a Clinical and Research Fellow in the Surgical Neurology Branch, National Institute of Neurological Disorders and Stroke, NIH. His research includes several studies of Lixte’s lead clinical compound, the protein phosphatase 2A inhibitor LB-100, including the demonstration that LB-100 potentiates the effectiveness of the immune checkpoint blocker, PD-1, in several preclinical models, results that were recently published in Nature Communications.

Dr. John S. Kovach, founder and CEO of Lixte, commented, “We are thrilled to welcome Dr. Yen and Dr. Ho to Lixte’s Board. They are outstanding scientists who add exceptional expertise in cancer drug development to the company. Dr. Yen has long been a leader in taking basic advances in cancer drug pharmacology to the clinic and on to commercialization. As such, he adds valuable experience to Lixte at a crucial moment in the clinical development of its lead novel compound, LB-100. At the same time, Dr. Ho, a dynamic clinician/scientist with a remarkable appreciation of the challenges inherent in successful drug development, brings first hand experience and expertise in the potential use of LB-100 for advancing the effectiveness of cancer immunotherapeutic agents.”

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About Lixte Biotechnology Holdings, Inc.

Lixte is a biotech company that identifies enzyme targets associated with serious common diseases and then designs novel compounds to attack those targets. Lixte’s product pipeline is primarily focused on inhibitors of protein phosphatases used alone and in combination with cytotoxic agents and immune checkpoint blockers.

Forward-Looking Statements

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash, research results, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the Company’s filings with the United States Securities and Exchange Commission at http://www.sec.gov/edgar.shtml.

Additional information on the Company is available at www.lixte.com.

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